Registration No. 333-

As filed with the Securities and Exchange Commission on January 12, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	39-0168610
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address and Zipcode of Principal Executive Offices)

ACTUANT CORPORATION 2009 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Andrew G. Lampereur	Copy to:
Executive Vice President and Chief Financial Officer	Helen R. Friedli, P.C.
Actuant Corporation	Eric Orsic
13000 West Silver Spring Drive	McDermott Will & Emery LLP
Butler, Wisconsin 53007	227 West Monroe Street
Chicago, Illinois 60606
(Name and address of agent for service)

(414) 352-4160

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.20 per share	2,400,000 shares	$19.01	$45,624,000	$3,252.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $19.01 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange on January 6, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the First Amendment to the Actuant Corporation 2009 Omnibus Incentive Plan, which increases the number of shares of Class A Common Stock authorized and reserved for issuance thereunder by 2,400,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the plan (File No. 333-156734) filed by the Registrant with the Securities and Exchange Commission is incorporated herein by reference.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin, on January 12, 2010.

ACTUANT CORPORATION

By:	/S/ ANDREW G. LAMPEREUR
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert C. Arzbaecher and Andrew G. Lampereur, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 12, 2010.

Signature	Title

/S/ ROBERT C. ARZBAECHER	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Robert C. Arzbaecher

/S/ GURMINDER S. BEDI	Director
Gurminder S. Bedi

/S/ GUSTAV H. P. BOEL	Director and Executive Vice President
Gustav H. P. Boel

/S/ THOMAS J. FISCHER	Director
Thomas J. Fischer

/S/ WILLIAM K. HALL	Director
William K. Hall

/S/ R. ALAN HUNTER, JR.	Director
R. Alan Hunter, Jr.

/S/ ROBERT A. PETERSON	Director
Robert A. Peterson

/S/ HOLLY A. VAN DEURSEN	Director
Holly A. Van Deursen

/S/ DENNIS K. WILLIAMS	Director
Dennis K. Williams

/S/ ANDREW G. LAMPEREUR	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Andrew G. Lampereur

/S/ CHADWICK I. DELUKA	Controller (Principal Accounting Officer)
Chadwick I. DeLuka

ACTUANT CORPORATION

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on signature page).

99.1	Actuant Corporation 2009 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 5, 2008 relating to the Company’s annual meeting of shareholders held on January 9, 2009 and incorporated herein by reference).

99.2	First Amendment to Actuant Corporation 2009 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 4, 2009 relating to the Company’s annual meeting of shareholders held on January 12, 2010 and incorporated herein by reference).